Exhibit 32.1
Certifications Under Section 906
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of AMICAS, Inc. (the “Company”), does hereby certify that to such officer’s knowledge, that:
     (1) The Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen N. Kahane, M.D., M.S.	May 10, 2007
Stephen N. Kahane, M.D., M.S.	Date
Chief Executive Officer

/s/ Joseph D. Hill	May 10, 2007
Joseph D. Hill	Date
Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.